EXHIBIT 99.2

Certification of Chief Financial Officer

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Timothy E. Kullman, the Senior Vice President and Chief Financial Officer of PETsMART, Inc., (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the thirteen-week period ended May 4, 2003, to which this Certification is attached as Exhibit 99.2 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: June 16, 2003

/s/ Timothy E. Kullman

Timothy E. Kullman
 Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to PETsMART, Inc. and will be retained by PETsMART, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of PETsMART, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.